[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GROWTH & INCOME FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1995 THROUGH NOVEMBER 30, 1995
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/95
Canadian National Railway 11/16/95 17,000   0.03%    $12.00   63,300        76,200   0.08%    Goldman Sachs      0

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1996 THROUGH AUGUST 31, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/96
Price/Costco, Inc.        06/18/96 1,000    0.00%    $19.50   117,400       19,500   0.60%    Dean Witter Reynold117,500
Price/Costco, Inc.        06/18/96 5,000    0.01%    $19.50   117,400       19,500   0.60%    Lazared Freres & Co117,500
Price/Costco, Inc.        06/18/96 5,000    0.01%    $19.50   117,400       19,500   0.60%    Lewco Secs Agent   117,500
Price/Costco, Inc.        06/18/96 4,000    0.01%    $19.50   117,400       19,500   0.60%    Furman, Selz, Mager117,500
Price/Costco, Inc.        06/18/96 300      0.00%    $19.50   117,400       19,500   0.60%    Prudential Securiti117,500
Price/Costco, Inc.        06/18/96 17,500   0.05%    $19.50   117,400       19,500   0.60%    Bernstein Sanford C117,500
Price/Costco, Inc.        06/18/96 4,500    0.01%    $19.50   117,400       19,500   0.60%    Morgan, J.P., Secur117,500
Price/Costco, Inc.        06/18/96 2,000    0.01%    $19.50   117,400       19,500   0.60%    CS First Boston Cor117,500
Price/Costco, Inc.        06/18/96 74,500   0.20%    $19.50   117,400       19,500   0.60%    UBS Securities     117,500
Price/Costco, Inc.        06/18/96 3,700    0.01%    $19.50   117,400       19,500   0.60%    Neuberger + Berman 117,500
Teleport Commuications Grp06/27/96 10,000   0.02%    $16.00   567,800       23,500   2.42%    Gerard Klauer Matti392,500
Teleport Commuications Grp06/27/96 15,000   0.03%    $16.00   567,800       23,500   2.42%    Schroder Wertham In392,500
Teleport Commuications Grp06/27/96 304,000  0.62%    $16.00   567,800       23,500   0.02%    Merrill Lynch Pierc392,500
Patriot American-Hospitali07/23/96 5,000    0.02%    $28.50   5,000         5,500    0.09%    Paine Webber       5,000
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.